EXHIBIT 99.3

Enterprise Bank & Trust to Expand in Arizona and Kansas through acquisition of Twelve Banking Offices from First Interstate Bank

April 28, 2025, ST. LOUIS, MO. and BILLINGS, MT. — Enterprise Financial Services Corp (“Enterprise”) (Nasdaq: EFSC) and First Interstate BancSystem, Inc. (“First Interstate”) (Nasdaq: FIBK) have announced the signing of a purchase and assumption agreement by their respective wholly-owned subsidiaries, Enterprise Bank & Trust and First Interstate Bank, pursuant to which Enterprise Bank & Trust will acquire twelve branches from First Interstate Bank. The acquisition consists of two separate franchises, with ten branches in Arizona and two branches in Kansas. The purchase and assumption agreement provides for the transfer by First Interstate Bank to Enterprise Bank & Trust of the facilities and other associated assets of the branches, approximately $740 million in deposits, and certain, mostly commercially-oriented, loans with outstanding balances of roughly $200 million. Upon closing of the transaction, the following branches will become a part of Enterprise Bank & Trust:

Arizona Locations:

–North Scottsdale	–Eloy
–Old Town Scottsdale	–Coolidge
–Chandler	–Globe
–Maricopa	–Tucson
–Casa Grande	–Nogales

Kansas Locations:

–Overland Park	–Shawnee

The purchase of the branches by Enterprise Bank & Trust is subject to regulatory approval and satisfaction of certain customary closing conditions. The parties expect to close on the purchase and sale of the First Interstate Bank branches by early fourth quarter of 2025, at which point the branches will be fully converted to operate as Enterprise Bank & Trust branch offices. On a pro forma basis, following the branch acquisition, Enterprise will expand its market presence in Arizona to twelve full-service branch locations with approximately $1.3 billion of deposits. In the greater Kansas City metropolitan area, the transaction will increase Enterprise’s physical presence to nine full-service branch locations with approximately $1.1 billion of deposits.

James B. Lally, President and Chief Executive Officer of Enterprise Financial Services Corp stated, “We are pleased to enter into this agreement with First Interstate Bank. This is a unique and strategically-aligned opportunity to expand our access to markets with both attractive growth opportunities and familiarity and to continue to generate long-term value for our shareholders. Since entering the Arizona market nearly fifteen years ago, we have grown our business significantly. We believe our expanded presence will reinforce our ability to continue growing by offering favorable locations and improved access to our customers. In addition, we are also very excited to solidify our presence in Kansas City through this transaction. We have differentiated our strategy from other banks in this market through our proven expertise and reputation in commercial banking.”

Lally continued, “By acquiring the banking operations in these two markets from an organization that aligns with our business-oriented and relationship-driven values, we believe we have found the ideal strategic move to advance our customer and community-centric approach. We warmly welcome the existing customers and employees of these twelve branch locations and are excited about our future together. We place a high value on personal connections and trust, and understand the importance of both when it comes to fostering successful, long-lasting relationships. We will be focused on ensuring a seamless transition while building on the valued franchises First Interstate Bank has established in these markets.”

James A. Reuter, President and Chief Executive Officer of First Interstate BancSystem, Inc. and First Interstate Bank stated, “We are pleased to enter into this agreement with Enterprise Bank & Trust. I am confident that Enterprise’s relationship-driven and customer and community-centric approach aligns with our values, allowing these clients, employees, and communities to continue to flourish. This agreement provides us an opportunity to shift our capital investment and drive growth in areas where we enjoy increased market share, while creating additional capital flexibility.”

Janney Montgomery Scott LLC and Holland & Knight LLP are acting as financial advisor and legal advisor, respectively, to Enterprise on the transaction.

Keefe, Bruyette and Woods Inc. and Luse Gorman, PC are acting as financial advisor and legal advisor, respectively, to First Interstate on the transaction.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $15.7 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

About First Interstate BancSystem, Inc.
First Interstate BancSystem, Inc. (Nasdaq: FIBK) is a financial services holding company headquartered in Billings, Montana. It is the parent company of First Interstate Bank, a community bank with $29.1 billion in assets as of December 31, 2024. First Interstate proudly delivers financial solutions across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. A recognized leader in community banking services, First Interstate is driven by strong values as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves. More information is available at www.FIBK.com.

Forward-Looking Statements
This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the branch acquisition transaction between Enterprise Bank & Trust and First Interstate Bank, the plans, objectives, expectations and intentions of Enterprise Bank & Trust and First Interstate Bank, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include projections based on management’s current expectations and beliefs concerning future developments and their potential effects on Enterprise or First Interstate including, without limitation, plans, strategies and goals, and statements about either company’s expectations regarding their respective revenue and asset growth, financial performance and profitability, loan and deposit growth, liquidity, yields and returns, loan diversification and credit management, shareholder value creation and the impact of strategic transactions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma,” “pipeline” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: our ability to efficiently integrate acquisitions such as the branch acquisition from First Interstate Bank, into our operations, retain the customers of these businesses and grow the acquired operations; credit risk; changes in the appraised valuation of real estate securing impaired loans; outcomes of litigation and other contingencies; exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), impacts of trade and tariff policies, U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth; risks associated with rapid increases or decreases in prevailing interest rates; changes in business prospects that could impact goodwill estimates and assumptions; consolidation within the banking industry; competition from banks and other financial institutions; the ability to attract and retain relationship officers and other key personnel; burdens imposed by federal and state regulation; changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on either company’s revenue and business, including rules and regulations relating to bank products and financial services; changes in accounting policies and practices or accounting standards; natural disasters (including wildfires and earthquakes); terrorist activities, war and geopolitical matters (including the war in Israel and potential for a broader regional conflict and the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, or other health emergencies and their effects on economic and business environments in which the company’s operate, including the related disruption to the financial market and other economic activity; and other risks referenced from time to time in the Enterprise’s and First Interstate’s respective filings with the Securities and Exchange Commission (the “SEC”), including in their Annual Reports on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the SEC. Enterprise and First Interstate both caution that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect their results of operation or financial condition.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The branch sale is subject to regulatory approval and other customary closing conditions. The foregoing description of the branch sale reflects loan and deposit balances as of March 31, 2025, and the actual amounts of loans and deposits that are acquired under the purchase and assumption agreement are subject to change prior to closing. Targeted financial benefits are subject to uncertainty, including but not limited to the pro forma results and underlying assumptions related to the branch sale, and may be affected or offset by other conditions related to Enterprise’s and First Interstate’s operations. Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, each of Enterprise and First Interstate disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information please contact:

Enterprise Financial Services Corp:

Investor inquiries:
Keene Turner, Senior Executive Vice President and Chief Financial Officer
(314) 512-7233

Media inquiries:
Steve Richardson, Senior Vice President, Corporate Communications
(314) 512-7141

First Interstate BancSystem, Inc.:

Investor inquiries:
David Della Camera, Deputy Chief Financial Officer
investor.relations@fib.com

Media inquiries:
Sara Becker, Director of Marketing and Communication
sara.becker@fib.com